UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

DATA443 RISK MITIGATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30542	86-0914051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Park Offices Drive, Suite 300-4133

Research Triangle Park, NC 27713

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (919) 526-1070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 16, 2026, Data443 Risk Mitigation, Inc. (the “Company”) entered into a Financial Service Agreement (the “Agreement”) with Margaret Z. Holdings Limited (“Margaret”), a British Virgin Islands company, pursuant to which Margaret will serve as the Company’s financial advisor in connection with the proposed de-SPAC business combination between the Company and Four Leaf Acquisition Corporation (“FORL”) for a term of 18 months from the date of the Agreement.

As compensation under the Agreement, Margaret is entitled to: (i) a cash success fee in the form of a promissory note in the principal amount of $1,000,000 (the “Note”), payable within 90 days following the Date of Deal Close (as defined in the Agreement), without interest if paid when due (and bearing interest at 15% per annum upon default); (ii) an equity success fee of 1,200,000 shares of the combined public company (“PubCo”) upon closing; (iii) a retention cash bonus equal to 25% of the total trust amount retained at closing, payable in three equal installments at months 3, 6, and 9 following closing, subject to PubCo’s continued exchange listing compliance, trailing-twelve-month consolidated revenue of not less than $5,000,000, and unrestricted cash of not less than $3,000,000 at each payment date; and (iv) nominee receipt of 1,500,000 FORL shares on behalf of Jason Remillard, with all net sale proceeds remitted to Mr. Remillard or his designee within five business days of settlement.

The Agreement also provides that: (a) PubCo shall issue to Mr. Jason Remillard (or his designee) 3,000,000 Class B Preferred Shares having the terms described in the Agreement, including super-voting rights of fifteen (15) votes per share (subject to automatic expiration and cancellation on the 36-month anniversary of issuance), convertibility into Class A common stock at a 10:1 ratio, no dividend participation, and transfer restrictions; and (b) in connection with the nominee arrangement described in clause (iv) above, 30,000,000 shares of the Company’s common stock will be allocated to Margaret (or its appointed entity) from the holdings of Mr. Remillard as part of the business combination. Mr. Remillard is the Company’s founder, Chief Executive Officer and sole director, and is also the Chairman and Chief Executive Officer of FORL and controls the sponsor of FORL; accordingly, the arrangements described in this Item 1.01 that involve Mr. Remillard constitute related-party transactions. The issuance of the Class B Preferred Shares and the other PubCo securities described above remains subject to the approval of FORL (including its special committee), the definitive documentation and constituent documents for the business combination, and applicable law and exchange rules.

If the Note has not been fully repaid within 12 months of the Date of Deal Close, Margaret may, in its sole discretion, convert the outstanding amount (including any accrued interest) into PubCo shares at a conversion price equal to 80% of the 20-trading-day VWAP of PubCo’s shares preceding the conversion date, subject to (a) a conversion floor of 50% of the 20-trading-day VWAP following the Date of Deal Close and (b) an aggregate cap of 19.99% of PubCo’s shares outstanding at the Date of Deal Close. Any unconverted amount remains payable in cash on demand. The Agreement is governed by Delaware law; disputes are resolved by arbitration under SIAC rules.

The foregoing descriptions do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full text of the Agreement and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively to this Current Report on Form 8-K, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Pursuant to the Agreement, upon the Date of Deal Close the Company will become obligated under the Note described above in the principal amount of $1,000,000, payable within 90 days following the Date of Deal Close, without interest if paid when due, and bearing interest at 15% per annum upon default. If not repaid within 12 months of the Date of Deal Close, Margaret may convert the outstanding balance into PubCo shares as described under Item 1.01. If the proposed business combination is not consummated, the Note will not be issued and no amount will be payable thereunder.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Financial Service Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2026	DATA443 RISK MITIGATION, INC.

	BY:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer